UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. ___)
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CENTRAL BANCORP, INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2006
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 31, 2006
PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
GENERAL
VOTING AND PROXY PROCEDURES
PRINCIPAL HOLDERS OF VOTING SECURITIES
PROPOSAL I — ELECTION OF DIRECTORS
PROPOSAL II — APPROVAL OF THE CENTRAL BANCORP, INC. 2006 LONG-TERM INCENTIVE PLAN
MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS
DIRECTOR COMPENSATION
CERTAIN TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF MANAGEMENT
STOCK PRICE PERFORMANCE GRAPH
INDEPENDENT AUDITORS
AUDIT COMMITTEE REPORT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
EXPENSES OF SOLICITATION
OTHER MATTERS
ANNUAL REPORT
STOCKHOLDER PROPOSALS

[LETTERHEAD OF CENTRAL BANCORP, INC.]
June 26, 2006
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
JULY 31, 2006
Dear Fellow Stockholder:
     On behalf of the Board of Directors and management of Central Bancorp, Inc. (the “Company”), I cordially invite you to attend the 2006 Annual Meeting of Stockholders (the “Annual Meeting”), which will be held at the Woburn Plaza Hotel, 2 Forbes Road, Woburn, Massachusetts 01801, on Monday, July 31, 2006 at 11:00 a.m., local time.
     Accompanying this letter are a Notice of Annual Meeting of Stockholders and a Proxy Statement describing the business to be transacted at the Annual Meeting, as well as a copy of the Company’s Annual Report. Please review these materials carefully. During the Annual Meeting, we will also report on the operations of the Company. Directors and officers of the Company as well as a representative of our independent auditors, Vitale, Caturano & Company, P.C., will be present to respond to appropriate questions stockholders may have.
     Whether or not you plan to attend the Annual Meeting, please sign and date the enclosed proxy card and mail it in the accompanying postage-paid return envelope as promptly as possible. This will not prevent you from voting in person at the Annual Meeting, but will ensure that your vote is counted if you are unable to attend. Please sign, date and promptly mail the proxy card today. Your vote is very important regardless of the number of shares you own.
     Your continued interest and support of Central Bancorp, Inc. are sincerely appreciated.

Sincerely,
/s/ John D. Doherty
John D. Doherty
Chairman, President and Chief Executive Officer

CENTRAL BANCORP, INC.
399 Highland Avenue
Somerville, Massachusetts 02144
(617) 628-4000
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JULY 31, 2006
     Notice is hereby given that the 2006 Annual Meeting of Stockholders (the “Annual Meeting”) of Central Bancorp, Inc. (the “Company”) will be held at the Woburn Plaza Hotel, 2 Forbes Road, Woburn, Massachusetts 01801, on Monday, July 31, 2006 at 11:00 a.m., local time.
     A Proxy Card and a Proxy Statement for the Annual Meeting are enclosed herewith.
     The Annual Meeting is for the purpose of considering and acting upon:
1.	The election of three directors of the Company;

2.	The approval of the Central Bancorp, Inc. 2006 Long-Term Incentive Plan; and

3.	Such other matters as may properly come before the Annual Meeting or any adjournments thereof.
NOTE: The Board of Directors is not aware of any other business to come before the Annual Meeting.
     Any action may be taken on any one of the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which, by original or later adjournment, the Annual Meeting may be adjourned. Stockholders of record at the close of business on June 15, 2006 are the stockholders entitled to vote at the Annual Meeting and any adjournments thereof.
     Whether or not you expect to be present at the Annual Meeting, please sign and date the enclosed proxy card and mail it promptly in the enclosed postage-paid envelope. If you do attend the Annual Meeting and wish to vote in person, you may do so even though you have signed an earlier proxy.
YOUR VOTE IS VERY IMPORTANT, REGARDLESS OF THE NUMBER OF SHARES YOU OWN. YOU ARE ENCOURAGED TO VOTE BY PROXY SO THAT YOUR SHARES WILL BE REPRESENTED AND VOTED AT THE MEETING EVEN IF YOU CANNOT ATTEND. ALL STOCKHOLDERS OF RECORD CAN VOTE BY WRITTEN PROXY CARD. HOWEVER, IF YOU ARE A STOCKHOLDER WHOSE SHARES ARE NOT REGISTERED IN YOUR OWN NAME, YOU WILL NEED ADDITIONAL DOCUMENTATION FROM YOUR RECORD HOLDER TO VOTE PERSONALLY AT THE MEETING.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Rhoda K. Astone
Rhoda K. Astone
Vice President, Secretary and Clerk

Somerville, Massachusetts
June 26, 2006

CENTRAL BANCORP, INC.
399 Highland Avenue
Somerville, Massachusetts 02144
(617) 628-4000
PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
July 31, 2006

GENERAL

     This Proxy Statement and the enclosed Proxy Card are furnished in connection with the solicitation of proxies by the Board of Directors of Central Bancorp, Inc. (“Central” or the “Company”), the holding company for Central Co-operative Bank (the “Bank”), to be used at the Company’s 2006 Annual Meeting of Stockholders (hereinafter called the “Annual Meeting”), which will be held at the Woburn Plaza Hotel, 2 Forbes Road, Woburn, Massachusetts 01801, on Monday, July 31, 2006 at 11:00 a.m., local time. The accompanying Notice of Annual Meeting and this Proxy Statement are being first mailed to stockholders on or about June 26, 2006.

VOTING AND PROXY PROCEDURES

Who Can Vote at the Annual Meeting
     You are only entitled to vote at the Annual Meeting if the Company’s records show that you held shares of Central’s common stock, $1.00 par value (the “Common Stock”), as of the close of business on June 15, 2006 (the “Record Date”). If your shares are held by a broker or other intermediary, you can only vote your shares at the Annual Meeting if you have a properly executed proxy from the record holder of your shares (or their designee). As of the Record Date, a total of 1,590,951 shares of Common Stock were outstanding. Each share of Common Stock has one vote.
Voting by Proxy
     The Company’s Board of Directors is sending you this Proxy Statement for the purpose of requesting that you allow your shares of Common Stock to be represented at the Annual Meeting by the persons named in the enclosed Proxy Card. All shares of Common Stock represented at the Annual Meeting by properly executed and dated proxies will be voted according to the instructions indicated on the Proxy Card. If you sign, date and return the Proxy Card without giving voting instructions, your shares will be voted as recommended by the Company’s Board of Directors. The Board of Directors recommends a vote “FOR” each of its nominees for director and a vote “FOR” the approval of the Central Bancorp, Inc. 2006 Long-Term Incentive Plan.
     If any matters not described in this Proxy Statement are properly presented at the Annual Meeting, the persons named in the Proxy Card will vote your shares as determined by a majority of the Board of Directors. If the Annual Meeting is postponed or adjourned, your Common Stock may be voted by the persons named in the Proxy Card on the new Annual Meeting dates as well, unless you have revoked your proxy. The Company does not know of any other matters to be presented at the Annual Meeting.
     You may revoke your proxy at any time before the vote is taken at the Annual Meeting. To revoke your proxy you must either advise the Company’s Secretary and Clerk in writing before your Common Stock has been voted at the Annual Meeting, deliver a later-dated proxy, or attend the Annual Meeting and vote your shares in person. Attendance at the Annual Meeting will not in itself constitute revocation of your proxy.

     If you hold your Common Stock in “street name,” you will receive instructions from your broker, bank or other nominee that you must follow in order to have your shares voted. Your broker, bank or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please see the instruction form provided by your broker, bank or other nominee that accompanies this Proxy Statement.
Participants in the Central Co-operative Bank Employee Stock Ownership Plan
     If you are a participant in the Central Co-operative Bank Employee Stock Ownership Plan (the “ESOP”), you will receive a voting instruction form that reflects all shares you may vote under the ESOP. Under the terms of the ESOP, all shares held by the ESOP are voted by the ESOP trustees, but each participant in the ESOP may direct the trustees on how to vote the shares of Common Stock allocated to his or her account. Unallocated shares and allocated shares for which no timely voting instructions are received will be voted by the ESOP trustees in the same proportion as the shares for which the trustees have received timely voting instructions, provided that in the absence of any voting directions as to allocated stock, the Board of Directors of the Bank will direct the ESOP trustees as to the voting of all shares of stock in the ESOP. The deadline for returning your voting instruction form to the ESOP trustees is July 26, 2006.
Vote Required
     The Annual Meeting will be held if a majority of the outstanding shares of Common Stock entitled to vote is represented at the Annual Meeting. If you return valid proxy instructions or attend the Annual Meeting in person, your shares will be counted for purposes of determining whether there is a quorum even if you withhold your vote or do not vote your shares at the Annual Meeting. Broker non-votes will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not have discretionary voting power with respect to the agenda item and has not received voting instructions from the beneficial owner.
     In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or vote in favor of all nominees except nominees you specify as to which you withhold your vote. There is no cumulative voting in the election of directors. Directors must be elected by a plurality of the votes cast at the Annual Meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election.
     In voting to approve the Central Bancorp, Inc. 2006 Long-Term Incentive Plan, you may vote in favor of the proposal, against the proposal or abstain from voting. To be approved, this proposal requires the affirmative vote of a majority of the votes cast at the Annual Meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

PRINCIPAL HOLDERS OF VOTING SECURITIES

     Persons and groups beneficially owning in excess of five percent (5%) of the Common Stock are required to file certain reports regarding such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth certain information as to those persons who the Company believes were the beneficial owners of more than 5% of the Company’s outstanding shares of Common Stock as of June 15, 2006.

			Percent of Shares
Name and Address	Amount and Nature		of Common Stock
of Beneficial Owner	Beneficial Ownership (1)		Outstanding (2)
Central Co-operative Bank Employee Stock Ownership Plan Trust 399 Highland Avenue Somerville, Massachusetts 02144	303,574	(3)	19.08%

John D. Doherty Joseph R. Doherty Joseph R. Doherty Family Limited Partnership, L.P. 399 Highland Avenue Somerville, Massachusetts 02144	235,206	(4)	14.68

Jeffrey L. Gendell Tontine Financial Partners, L.P. Tontine Management, L.L.C. 55 Railroad Avenue Greenwich, Connecticut 06830	151,104	(5)	9.50

Mendon Capital Advisors Corp. Anton Villars Schutz 150 Allens Creek Road Rochester, New York 14618	109,600	(6)	6.89

(1)	In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner, for purposes of this table, of any shares of the Common Stock as to which he or she has sole or shared voting or investment power, or has a right to acquire beneficial ownership at any time within 60 days of June 15, 2006. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares. Unless otherwise indicated, the listed persons have direct ownership and sole voting and dispositive power.

(2)	For purposes of calculating percentage ownership, the number of shares of Common Stock outstanding includes any shares which the beneficial owner has the right to acquire within 60 days of June 15, 2006.

(3)	Of the shares beneficially owned by the Central Co-operative Bank Employee Stock Ownership Plan Trust (“ESOP”), 142,882 shares have been allocated to participating employees over which shares Directors Boulos and Bulman, as co-trustees of the ESOP (the “ESOP Trustees”), may be deemed to have shared voting and sole investment power, and 160,692 shares have not been allocated, as to which shares the ESOP Trustees generally would vote in the same proportion as voting directions received from voting ESOP participants.

(4)	Includes 15,845 shares of Common Stock allocated to the account of John D. Doherty in the ESOP and 11,561 shares awarded under the Central Bancorp, Inc. 1999 Stock Option and Incentive Plan. Also includes 75,006 shares held by the Joseph R. Doherty Family Limited Partnership, L.P., a family partnership of which John D. Doherty is the general partner and in which he owns a 50 unit interest. John D. Doherty disclaims beneficial ownership of 37,503 shares held by the Joseph R. Doherty Family Limited Partnership, L.P. and shares held by Joseph R. Doherty, Joseph R. Doherty, and the Joseph R. Doherty Family Limited Partnership, L.P. disclaim beneficial ownership of any shares held by John D. Doherty.

(5)	According to their statement on Schedule 13G as amended filed on February 14, 2006, each of the reporting persons shares voting and dispositive power over the listed shares.

(6)	Shares owned is based on their statement on Schedule 13F as amended filed on May 10, 2006. Additional information is based on their Schedule 13G as amended filed on February 13, 2006. According to such Schedule 13G, Mendon Capital Advisors Corp. (“Mendon”), in its capacity as an investment advisor, has the sole right to vote or dispose of the shares. Anton V. Schutz is the sole shareholder and President of Mendon. Mendon and Mr. Schutz disclaim beneficial ownership of the shares listed above. Additionally, based on information provided in such Schedule 13G, and updated in a Schedule 13F filed on May 11, 2006, Burnham Financial Services Fund (“Burnham”) beneficially owns 6.69% of the Company’s Common Stock. Burnham is a registered investment company that has delegated its sole right to vote and dispose of such shares to Mendon in Mendon’s capacity as an investment sub-adviser.

PROPOSAL I — ELECTION OF DIRECTORS

     The Company’s Board of Directors is currently composed of nine members, all of whom are independent under the listing standards of Nasdaq, except Joseph R. Doherty, John D. Doherty and John J. Morrissey. Under the Company’s Articles of Organization and Bylaws, directors are divided into three classes, with one class standing for election for a three-year term at each Annual Meeting. Three directors will be elected at the Annual Meeting, each to serve for a three-year period or until their respective successors have been elected and qualified. The Nominating Committee of the Board of Directors has nominated Joseph R. Doherty, Richard E. Stevens and Edward F. Sweeney, Jr. for election as directors, all to serve for three-year terms. Each of these persons has consented to being named in this Proxy Statement and has indicated that they will serve if elected.
     Your Board of Directors recommends that stockholders vote “FOR” the election of Joseph R. Doherty, Richard E. Stevens and Edward F. Sweeney, Jr. as directors of the Company.
     Proxies solicited by the Board of Directors will be voted for the election of the above named nominees. If a nominee is unable to serve, the shares represented by all valid proxies will be voted for the election of such substitute nominee as the Board of Directors may recommend or the Board may also decide to reduce the number of Directors to eliminate the vacancy. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.
     The following table sets forth for each Board nominee and for each director continuing in office, his name, age, the year he first became a director of the Company and/or the Bank, which is the Company’s principal operating subsidiary, and the year of expiration of his present term. For information regarding Common Stock beneficially owned by directors, see “Security Ownership of Management.” Directors Joseph R. Doherty, Gregory W. Boulos and John D. Doherty were appointed as directors of the Company in 1998 in connection with the incorporation and organization of the Company. All other directors were appointed to the Board of Directors of the Company in the years indicated on the table below.

		Year First
		Elected or
		Appointed	Present
	Age as of	Director of	Term to
Name	Record Date	Company or Bank	Expire

BOARD NOMINEES FOR TERMS TO EXPIRE IN 2009

Joseph R. Doherty	82	1958	2006
Richard E. Stevens	62	2005	2006
Edward F. Sweeney, Jr.	65	2003	2006

DIRECTORS CONTINUING IN OFFICE

Gregory W. Boulos	49	1998	2007
John D. Doherty	49	1983	2007
Albert J. Mercuri, Jr.	49	2003	2007
Paul E. Bulman	68	2002	2008
James F. Linnehan	85	2003	2008
John J. Morrissey	39	2003	2008

     Presented below is certain information concerning each of the Board’s nominees and Directors continuing in office. Unless otherwise stated, all such nominees and Directors have held the positions listed for at least the last five years.
     Joseph R. Doherty served as President of the Bank from 1958 until April 1986. From April 1986 until March 31, 1992, Mr. Doherty served as Chairman of the Board of Directors and Chief Executive Officer, responsible for guiding the overall operations of the Bank. In March 1992, Mr. Doherty retired as Chief Executive Officer of the Bank, although he remains Chairman of the Board of the Bank. Mr. Doherty served as Chairman of the Board of the Company until November 2002. Mr. Doherty is the father of John D. Doherty, the Chairman of the Board, President and Chief Executive Officer of the Company and the President and Chief Executive Officer of the Bank.
     Richard E. Stevens is a principal at Gunrock Realty Trust and is involved in real estate and investment management. From 1975 to 2004, Mr. Stevens served as President and Chief Executive Officer of Foxborough Savings Bank. Prior to 1975, Mr. Stevens was an officer of a major Boston savings bank and formerly a Senior Bank Examiner in the Office of the Commissioner of Banks for the Commonwealth of Massachusetts.
     Edward F. Sweeney, Jr. has served since December 2002 as a Business Consultant to the Malden Redevelopment Authority, an agency funded by the Department of Housing and Urban Development to work with communities to promote home ownership for low and moderate income families. In October 2005, Mr. Sweeney was also appointed to serve as a Commissioner of the Department of Public Works for the City of Malden. From March 1999 to October 2005, Mr. Sweeney served as a Commissioner and former Chairman of the Malden Housing Authority, an agency that provides and manages housing for seniors and disabled persons. From May 1998 to December 2000, he served as Senior Vice President of US Trust, a $6 billion multi-bank holding company in Boston, Massachusetts. In this capacity, Mr. Sweeney reported directly to the Chairman and Chief Executive Officer and was responsible for instituting action plans for potential bank acquisitions, bank activity and expanded banking power. From 1996 to May 1998, Mr. Sweeney served as Senior Vice President of Somerset Savings Bank, Somerville, Massachusetts, a $500 million bank, where he was responsible for review of loan administration, liaison with the bank’s outside counsel, external auditors and regulatory authorities. From 1994 to 1996, Mr. Sweeney was President, Chief Executive Officer and a Director of Meetinghouse Co-Operative Bank in Dorchester, Massachusetts. From 1966 to 1994, Mr. Sweeney served with the Division of Banking for the Commonwealth of Massachusetts. He was Senior Deputy Commissioner from 1992 to 1994, Deputy Commissioner of Stock Institutions from 1989 to 1992 and Deputy Commissioner of Thrift Institutions from 1978 to 1989.
     Gregory W. Boulos is a partner in CB Richard Ellis/The Boulos Company of Portland, Maine, which is Maine’s largest commercial real estate brokerage and development firm, specializing in the sale and leasing of commercial/industrial properties and the brokerage of investment properties. Mr. Boulos is a past director of Junior Achievement, The Center for Dental Health, Mercy Hospital and The Portland Symphony Orchestra. He is also a past Chairman of both the Cumberland County Civic Center and Catholic Charities Maine Board of Directors. Mr. Boulos is a member of the Portland Chamber of Commerce, the Maine Commercial Association of Realtors and the National Association of Realtors and Director of Wayneflete School.
     John D. Doherty is the Chairman, President and Chief Executive Officer of the Company and President and Chief Executive Officer of the Bank. He was elected President of the Bank in April 1986. As President, Mr. Doherty is responsible for the day-to-day operations of the Bank and reports on the Bank’s operations directly to the Board of Directors. Commencing April 1992, Mr. Doherty also became the Chief Executive Officer of the Bank. In November 2002, Mr. Doherty became Chairman of the Board of the Company. Mr. Doherty also serves as the president and a director of the Bank’s subsidiaries, Central Securities Corporation and Central Securities Corporation II. He has been employed by the Bank in various capacities since 1981. Mr. Doherty holds an M.B.A. degree from Boston University and a B.A. in Business Administration from Babson College. Mr. Doherty was Chairman of the Co-operative Central Bank until 2004 and is a Trustee of the Co-operative Banks Employees Retirement Association. He is a member of the Somerville Kiwanis Club, a former director of the Somerville Chamber of Commerce, former Treasurer of the Woburn Development Corporation and a former member of the Somerville High School Scholarship Committee, the Woburn Kiwanis Club, and the Needham Business Association and a past president of the Economy Club of Cambridge. Mr. Doherty is the son of Board member Joseph R. Doherty.

     Albert J. Mercuri, Jr. has served since 1987 as President and Chief Executive Officer of Data Direct, Inc., a national distributor of digital media publishing systems, optical media and copiers, located in Needham Heights, Massachusetts. Mr. Mercuri is a 1979 graduate of Babson College where he earned a Bachelor of Science degree in Marketing.
     Paul E. Bulman has served as Chairman of the Policy Holders Protective Board of the Savings Bank Life Insurance Company since 2000. From 1996 to 2000, he was President and Chief Executive Officer of Haymarket Co-operative Bank. Mr. Bulman had previously served as President, Chief Executive Officer and Director of Hingham Institution for Savings, which he had joined in 1988. Prior to that, he had been Senior Vice President, Lending at New Bedford Institution for Savings since 1987. Mr. Bulman served as Commissioner of Banks for the Commonwealth of Massachusetts from 1983 to 1987 after serving as First Deputy Commissioner and Clerk, Deputy Commissioner, Bank Supervisor and Director, Commercial Bank Examinations. He joined the State Banking Department in 1960. Mr. Bulman is a volunteer at the Scituate Senior Center.
     James F. Linnehan is an attorney and a Certified Public Accountant. Mr. Linnehan has served as the Assistant Attorney General for the Commonwealth of Massachusetts and as a Special Investigator for the Suffolk County District Attorney’s office. He is a life trustee of the Board of Trustees of Suffolk University. He is a former director and chairman of the audit and trust committees of BayBank Middlesex.
     John J. Morrissey is a partner with the law firm of Quinn and Morris in Boston, Massachusetts. Since 1999, he has served as a member of the Board of Bar Overseers’ Hearing Committee for Plymouth and Norfolk Counties in Massachusetts, which investigates complaints of attorney misconduct and makes findings and recommendations for discipline to the Supreme Judicial Court. Since 2000, Mr. Morrissey has served as a member of the Medical Malpractice Tribunal for Suffolk County, Massachusetts, which hears medical malpractice claims to determine if the evidence is sufficient for judicial inquiry without posting a statutory bond. Mr. Morrissey also serves as a member of the Board of Governors of the Massachusetts Academy of Trial Attorneys, as a Regional Delegate of the Massachusetts Bar Association and as a member of the Executive Management Board of the Massachusetts Bar Association. John J. Morrissey is the son of William P. Morrissey, the Bank’s Executive Vice President and Chief Operating Officer.
Executive Officers Who Are Not Directors
     The following sets forth the information, including the ages, as of the Record Date with respect to executive officers of the Company who do not serve on the Board of Directors. Executive officers are appointed annually by the Board of Directors.
     William P. Morrissey, 78, joined the Bank in November 1992 and was promoted to the position of Executive Vice President and Chief Operating Officer of the Bank in April 2005. Until his promotion, he served as Senior Vice President for Corporate Affairs. Mr. Morrissey is a former chairman and a current member of the Board of Directors of the Federal Home Loan Bank of Boston. Prior to 1992, Mr. Morrissey served as Executive Vice President for Corporate Affairs at The Boston Five Cents Savings Bank, and as Deputy Commissioner of Banks for the Commonwealth of Massachusetts. Mr. Morrissey is the father of Director John J. Morrissey.
     David W. Kearn, 64, joined the Bank in June 1993 and was promoted to the position of Executive Vice President — Senior Lending Officer of the Bank in April 2005. Until his promotion, he served as the Senior Vice President — Lending of the Company and the Bank. From 1990 to 1993, Mr. Kearn was a Vice President of Loan Administration at Somerset Savings Bank, Somerville, Massachusetts and was Senior Vice President/Branch Administration at United States Trust Company from 1987 to 1990. He serves on the Board of Directors of the Somerville Boys Club. He also serves as a director of the Bank’s subsidiaries, Central Securities Corporation and Central Securities Corporation II.
     Paul S. Feeley, 59, joined the Bank in July 1997. He has served as Senior Vice President, Treasurer and Chief Financial Officer of the Company and Bank since October 2004 and also served in these positions from July 1997 to February 2002. In February 2002, he became Senior Vice President and Chief Information Officer of the Company and the Bank. Mr. Feeley is a member of the Financial Managers Society of which he is a former local chapter President and National Director. He is also a member of the Massachusetts Society of CPAs and serves on its Financial Institutions Committee. From 1993 to 1997, Mr. Feeley was Senior Vice President and Treasurer of Bridgewater Credit Union. Prior to 1993, Mr. Feeley was Executive Vice President, Chief Financial Officer and Clerk of the Corporation at The Cooperative Bank of Concord, Acton, Massachusetts.
     Bryan E. Greenbaum, 43, joined the Bank in January 2005 as Senior Vice President of Retail Banking. From 2000 to 2004, Mr. Greenbaum served as Vice President of Branch Administration and later as Senior Vice President of Retail Banking at Abington Savings Bank. Previous to 2000, Mr. Greenbaum held various retail management positions at both Salem Five Cents Savings Bank and Warren Five Cents Savings Bank.
     Stephen A. Calhoun, 54, joined the Bank in January 2005 as Senior Vice President, Chief Information Officer. From 1999 to 2004, Mr. Calhoun served as Senior Vice President of Information Technology for First Essex Bank/Sovereign Bank in Andover, Massachusetts. Previous to 1999, Mr. Calhoun was Vice President of Operations and Systems for Somerset Bank/U.S. Trust.
     Shirley M. Tracy, 51, joined the Bank in October 1982 and was promoted to the position of Senior Vice President/Director of Human Resources in October 2004. Until her promotion, she served as Vice President/Director of Human Resources from 1993 to 2004. From 1978 to 1982, Ms. Tracy served in various positions at the Volunteer Cooperative Bank in Boston. Ms. Tracy received the Certificate in Human Resources Administration from Bentley College and holds an undergraduate degree from Regis College.

PROPOSAL II — APPROVAL OF THE CENTRAL BANCORP, INC. 2006
LONG-TERM INCENTIVE PLAN

     On May 20, 2006, the Board of Directors adopted, subject to shareholder approval at the Annual Meeting, the Central Bancorp, Inc. 2006 Long-Term Incentive Plan (the “2006 Plan”). The 2006 Plan will become effective as of the date it is approved by the Company’s shareholders.
     The Board has determined that the ability to provide key personnel with equity-based compensation is an important element of the Company’s overall compensation strategy and that equity-based compensation will allow the Company to attract and retain key personnel. As of March 31, 2006, no shares remain available for the grant of options to officers and employees under the Company’s stock option plans. The Board has reserved 150,000 shares of common stock for issuance upon the grant or exercise of awards pursuant to the 2006 Plan. The Board believes that the additional shares authorized by the 2006 Plan are needed to ensure the continued availability of equity-based compensation and that the 2006 Plan will enhance the effectiveness of the Company’s equity compensation program by authorizing awards of stock options and restricted stock and the use of other stock-based compensation techniques.
     A summary of the 2006 Plan is set forth below. This summary is qualified in its entirety by the full text of the plan, which is attached to this Proxy Statement as Appendix A.
     Your Board of Directors recommends that stockholders vote “FOR” the approval of the Central Bancorp, Inc. 2006 Long-Term Incentive Plan.
Summary of the Plan
     Purpose. The purpose of the plan is to promote the Company’s success by linking the personal interests of its employees, officers, and directors to those of the Company’s stockholders, and by providing participants with an incentive for outstanding performance.
     Administration. The plan will be administered by a committee appointed by the Board of Directors (the “Committee”). The Committee will have the authority to designate participants; determine the type or types of awards to be granted to each participant and the number, terms and conditions thereof; establish, adopt or revise any rules and regulations it deems advisable to administer the 2006 Plan; and make all other decisions and determinations that may be required under the 2006 Plan.

     Permissible Awards. The plan authorizes the granting of awards in any of the following forms:
•	options to purchase shares of common stock, which may be non-statutory stock options or incentive stock options under the Internal Revenue Code of 1986, as amended (the “Code”);

•	restricted stock, which is subject to restrictions on transferability and subject to forfeiture on terms set by the Committee; or

•	other stock-based awards in the discretion of the Committee, which awards may be in the form of either full value or appreciation right awards.
     Shares Available for Awards. Subject to adjustment as provided in the plan, the aggregate number of shares of common stock reserved and available for issuance pursuant to awards granted under the plan is 150,000 Except for shares retained or surrendered to satisfy tax withholding obligations, only shares actually issued under the plan count against the total number of shares available under the plan.
     Limitations on Awards. The maximum number of shares of common stock that may be covered by options (or other appreciation right awards) granted under the plan to any one person during any one calendar year is 37,500.
     Limitations on Transfer; Beneficiaries. No award will be assignable or transferable by a participant other than by will or the laws of descent and distribution or (except in the case of an incentive stock option) pursuant to a qualified domestic relations order, provided, however, that the Committee may permit other transfers where it concludes that such transferability does not result in accelerated taxation, does not cause any option intended to be an incentive stock option to fail to qualify as such, and is otherwise appropriate and desirable, taking into account any factors deemed relevant, including without limitation, any state or federal tax or securities laws or regulations applicable to transferable awards. A participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the participant and to receive any distribution with respect to any award upon the participant’s death.
     Acceleration Upon Certain Events. Unless otherwise provided in an award certificate, if a participant’s service terminates by reason of death, disability or retirement, all of such participant’s outstanding options and other awards in the nature of rights that may be exercised will become fully vested and exercisable and all time-based vesting restrictions on his or her outstanding awards will lapse. Any options accelerated upon a participant’s retirement will remain exercisable until the earlier of the original expiration date of the award or two years from the participant’s retirement date. In addition, the Committee has discretion to accelerate awards for any other reason. The Committee may discriminate among participants and among awards in exercising this discretion.
     Effect of a Change in Control. In the event of a change in control of the Company (as defined in the plan), the plan provides that all outstanding options or similar rights will become immediately exercisable and that all time-based restrictions on restricted stock or similar awards will immediately lapse. The plan further provides that, in connection with a change in control, the Committee may authorize the cancellation of all awards and the payout of the value of such awards in an amount based upon the value of the consideration to be received by shareholders in connection with the change in control event. However, the Committee is not required to authorize a cash payout if, in connection with the change in control, the outstanding awards are replaced with comparable awards that have substantially equivalent value and otherwise preserve the rights of participants under the plan and their existing award certificates.
     Adjustments. In the event of a stock split, a dividend payable in shares of common stock, or a combination or consolidation of the common stock into a lesser number of shares, the share authorization limits under the plan will automatically be adjusted proportionately, and the shares then subject to each award will automatically be adjusted proportionately without any change in the aggregate purchase price for such award. If the Company is involved in another corporate transaction or event that affects the common stock, such as an extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares, the share authorization limits under the plan will be adjusted proportionately, and the Committee may adjust the plan and outstanding awards to preserve the benefits or potential benefits of the awards.

Termination and Amendment
     The Board may, at any time and from time to time, terminate or amend the plan, but if an amendment to the plan would materially increase the number of shares of stock issuable under the plan, expand the types of awards provided under the plan, materially expand the class of participants eligible to participate in the plan, materially extend the term of the plan or otherwise constitute a material amendment requiring shareholder approval under applicable listing requirements, laws, policies or regulations, then such amendment will be subject to shareholder approval. In addition, the Board may condition any amendment on the approval of the Company’s stockholders for any other reason. No termination or amendment of the plan may adversely affect any award previously granted under the plan without the written consent of the participant.
     The Committee may amend or terminate outstanding awards; however, such amendments may require the consent of the participant and, unless approved by the Company’s stockholders or otherwise permitted by the anti-dilution provisions of the plan, the exercise price of an outstanding option may not be reduced, directly or indirectly, and the original term of an option may not be extended.
Prohibition on Repricing
     Under the plan, outstanding stock options cannot be repriced, directly or indirectly, without the prior consent of the Company’s stockholders. The exchange of an “underwater” option (i.e., an option having an exercise price in excess of the current market value of the underlying stock) for another award would be considered an indirect repricing and would, therefore, require the prior consent of the Company’s stockholders.
Certain Federal Tax Effects
     Non-statutory Stock Options. There will be no federal income tax consequences to the optionee or to the Company upon the grant of a nonstatutory stock option under the plan. When the optionee exercises a non-statutory option, however, he or she will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock received upon exercise of the option at the time of exercise over the exercise price, and the Company will be allowed a corresponding deduction, subject to any applicable limitations under Code Section 162(m). Any gain that the optionee realizes when he or she later sells or disposes of the option shares will be short-term or long-term capital gain, depending on how long the shares were held.
     Incentive Stock Options. There typically will be no federal income tax consequences to the optionee or to the Company upon the grant of an incentive stock option. If the optionee holds the option shares for the required holding period of at least two years after the date the option was granted or one year after exercise, the difference between the exercise price and the amount realized upon sale or disposition of the option shares will be long-term capital gain or loss, and the Company will not be entitled to a federal income tax deduction. If the optionee disposes of the option shares in a sale, exchange, or other disqualifying disposition before the required holding period ends, he or she will recognize taxable ordinary income in an amount equal to the excess of the fair market value of the option shares at the time of exercise over the exercise price and the Company will be allowed a federal income tax deduction equal to such amount. While the exercise of an incentive stock option does not result in current taxable income, the excess of the fair market value of the option shares at the time of exercise over the exercise price will be an item of adjustment for purposes of determining the optionee’s alternative minimum taxable income.
     Restricted Stock. Unless a participant makes an election to accelerate recognition of income to the date of grant as described below, a participant will not recognize income, and the Company will not be allowed a tax deduction, at the time a restricted stock award is granted, provided that the award is subject to restrictions on transfer and is subject to a substantial risk of forfeiture. When all applicable restrictions lapse, the participant will recognize ordinary income equal to the fair market value of the common stock as of that date (less any amount he or she paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code Section 162(m). If the participant files an election under Code Section 83(b) within 30 days after the date of grant of the restricted stock, he or she will recognize ordinary income equal to the fair market value of the stock on the grant date (less any amount paid for the stock), and the Company will be allowed a corresponding federal income tax deduction at that time, subject to any applicable limitations under Code

Section 162(m). Any future appreciation in the stock realized by the participant will be taxable to the participant at capital gains rates. However, if the stock is later forfeited, the participant will not be able to recover the tax previously paid pursuant to the Code Section 83(b) election.
Benefits to Named Executive Officers and Others
     As of June 15, 2006, no awards had been granted under the 2006 Plan. All awards under the 2006 Plan will be made at the discretion of the Committee or under delegated authority. Therefore, it is not presently possible to determine the benefits or amounts that will be received by any individuals or groups pursuant to the plan in the future, or the benefits or amounts that would have been received by any individuals or groups for the last completed fiscal year if the plan had been in effect.
Equity Compensation Plan Information
     The following table sets forth information about Company common stock that may be issued upon exercise of options under all of the Company’s equity compensation plans as of March 31, 2006. The Company does not maintain any equity compensation plans that have not been approved by stockholders.

	(a)	(b)	(c)
Number of securities remaining
	Number of securities	Weighted-average	available for future issuance
	to be issued upon	exercise price of	under equity compensation plans
	exercise of outstanding	outstanding options,	(excluding securities reflected
Plan category	options, warrants and rights	warrants and rights	in column (a))
Equity compensation plans approved by security holders	59,891	$24.36	—

Total	59,891	$24.36	—

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     The Board of Directors conducts its business through meetings of the Board and through its committees. During the year ended March 31, 2006, the Board of Directors of the Company held five meetings, and the Board of Directors of the Bank met 12 times. No Director attended fewer than 75% of the total number of meetings of the Board of Directors and meetings of committees on which the director served during this period.
Nominating Committee
     General. The Board of Directors’ Nominating Committee nominates directors to be voted on at the Annual Meeting and recommends nominees to fill any vacancies on the Board of Directors. The Nominating Committee currently consists of Directors Gregory W. Boulos (Chairman), Paul E. Bulman and James F. Linnehan. The members of the Nominating Committee are “independent directors” as defined in Nasdaq listing standards. The Board of Directors has adopted a Charter for the Nominating Committee. The Nominating Committee Charter is not available on the Company’s website, but was included as an appendix to the Company’s proxy statement prepared in connection with the Company’s 2004 annual meeting of stockholders. The Nominating Committee met twice during the year ended March 31, 2006.
     It is the policy of the Nominating Committee to consider director candidates recommended by security holders who appear to be qualified to serve on the Company’s Board of Directors. Any stockholder wishing to recommend a candidate for consideration by the Nominating Committee as a possible director nominee for election at an upcoming annual meeting of stockholders must provide written notice to the Nominating Committee of such stockholder’s recommendation of a director nominee no later than the March 31st preceding the annual meeting of stockholders. Notice should be provided to: Secretary and Clerk, Central Bancorp, Inc., 399 Highland Avenue, Somerville, Massachusetts 02144.
     In its deliberations, the Nominating Committee considers a candidate’s personal and professional integrity, knowledge of the banking business and involvement in community, business and civic affairs, and also considers whether the candidate would provide for adequate representation of the Bank’s market area. Any nominee for director made by the Nominating Committee must be highly qualified with regard to some or all the attributes listed in the preceding sentence. In searching for qualified director candidates to fill vacancies on the Board, the Nominating Committee solicits the Company’s then current directors for the names of potential qualified candidates. Moreover, the Nominating Committee may ask the Company’s directors to pursue their own business contacts for the names of potentially qualified candidates. The Nominating Committee would then consider the potential pool of director candidates, select a candidate based on the candidate’s qualifications and the Board’s needs, and conduct a thorough investigation of the proposed candidate’s background to ensure there is no past history that would cause the candidate not to be qualified to serve as a director of the Company. In the event a stockholder has submitted a proposed nominee, the Nominating Committee would consider the proposed nominee, along with any other proposed nominees recommended by individual directors, in the same manner in which the Nominating Committee would evaluate nominees for director recommended by directors.
     With respect to nominating an existing director for re-election to the Board of Directors, the Nominating Committee will consider and review an existing director’s Board and committee attendance and performance; length of Board service; experience; skills and contributions that the existing director brings to the Board; and independence.
Audit Committee
     The Company has a separately designated Audit Committee established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Company’s Audit Committee meets quarterly to review reports prepared by the Company’s internal auditing firm. In addition, the Audit Committee engages the Company’s independent auditors with whom it meets to review the planning for and the results of the annual audit of the Company’s consolidated financial statements. The members of the Audit Committee are Directors James F. Linnehan (Chairman), Edward F. Sweeney, Jr. and Albert J. Mercuri, Jr. All of the members of the Audit Committee are independent within the meaning of the National Association of Securities Dealers, Inc.’s listing standards. The Company’s Board of Directors has determined that one member of the Audit Committee, James F. Linnehan, qualifies as an “audit committee financial expert” as defined in Section 401(h) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission. Director James F. Linnehan is “independent,” as such term is defined in Item 7(d)(3)(iv)(A) of Schedule 14A under the Exchange Act. The Company’s Board of Directors has adopted a written charter for the Audit Committee, which was included as an appendix to the Company’s proxy statement prepared in connection with the Company’s 2004 annual meeting of stockholders. The Audit Committee met eight times during the year ended March 31, 2006.
Compensation Committee
     The Compensation Committee sets compensation for the officers and directors of the Company and Bank and reviews various personnel issues such as wage and salary programs and incentive compensation. The Compensation Committee consists of Directors Paul E. Bulman (Chairman), Gregory W. Boulos, Edward F. Sweeney, Jr. and Richard E. Stevens. During the year ended March 31, 2006, the Compensation Committee met one time.
Board Policies Regarding Communications With the Board of Directors and Attendance at Annual Meetings
     The Board of Directors maintains a process for stockholders to communicate with the Board of Directors. Stockholders wishing to communicate with the Board of Directors should send any communication to Rhoda K. Astone, Secretary and Clerk, Central Bancorp, Inc., 399 Highland Avenue, Somerville, Massachusetts 02144. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be presented to the Board no later than its next regularly scheduled meeting. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate officer. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any director who wishes to review them.
     Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. In August 2005, the Company had eight members on its Board of Directors, all of whom attended the Company’s Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

     Directors of the Company and the Bank are each paid a fee of $950 and $750, respectively, per Board meeting attended. The Chairman of the Bank’s Finance and Security Committee is paid a fee of $850 for each meeting attended. Members of the Company’s Audit Committee are paid $950 per meeting attended. Members of the Bank’s Finance and Security Committee each receive a fee of $750 per meeting attended. The President does not receive any director’s or committee fees. Former Director Terence D. Kenney, who retired from the Board of Directors in August 2003, receives $567 per month as a consulting fee for services rendered in connection with the Bank’s Woburn branches. Bank Chairman Joseph R. Doherty receives group health and life insurance benefits under the Bank’s group plans. Premiums paid by the Bank on behalf of Joseph R. Doherty amounted to $3,378 during the year ended March 31, 2006.
     The Company has established a Deferred Compensation Plan for Non-Employee Directors pursuant to which directors who are not employees of the Company or the Bank are eligible to defer all or a portion of their director fees. Deferred fees are credited to an account in a grantor trust and invested in shares of the Common Stock. Shares allocated to a director’s account are to be paid out in equal annual installments over a three-year period beginning six months after the director ceases to be a director. Shares held in the Deferred Compensation Plan for Non-Employee Directors are voted by the trustees in accordance with the direction of the Company’s Board of Directors. During the year ended March 31, 2006, 824, 460, 792, 183 and 185 shares were credited to the accounts of Directors Boulos, Bulman, Mercuri, Morrissey and Stevens, respectively, who were the only directors participating in the Deferred Compensation Plan for Non-Employee Directors.

Executive Compensation and Other Benefits
     Summary Compensation Table. The following table sets forth cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer and the four other most highly compensated executive officers of the Company in fiscal year 2006 (the “Named Executive Officers”).

					Long-Term
					Compensation
					Awards
		Annual Compensation
					Securities
Name and	Fiscal			Other Annual	Underlying	All Other
Principal Position	Year	Salary	Bonus (1)	Compensation (2)	Options	Compensation (3)
John D. Doherty	2006	$344,000	—	—	—	$26,456	(3)
Chairman, President	2005	319,937	—	—	11,561	24,565
and Chief Executive Officer	2004	298,102	—	—	—	35,012

William P. Morrissey	2006	180,000	—	—	—	21,076	(3)
Executive Vice President	2005	163,409	—	—	4,253	18,416
and Chief Operating Officer	2004	153,866	—	—	—	24,510

David W. Kearn	2006	174,448	—	—	—	21,809	(3)
Executive Vice President/	2005	158,903	—	—	4,081	19,116
Senior Lending Officer	2004	146,231	—	—	—	25,828

Paul S. Feeley	2006	155,708	—	—	—	16,884	(3)
Senior Vice President/	2005	147,487	—	—	3,995	14,614
Chief Financial Officer and	2004	136,263	—	—	—	17,751
Treasurer

Bryan E. Greenbaum	2006	117,115	—	—	—	4,184	(3)
Senior Vice President/	2005	20,731	—	—	—	—
Retail Banking	2004	—	—	—	—	—

(1)	Reflects fiscal year for which bonus was earned.

(2)	Does not include perquisites which totaled less than 10% of annual salary and bonus.

(3)	For fiscal year 2006, consists of $5,480, $4,500, $4,361, $779 and $2,758, respectively, in Company contributions to the defined contribution retirement plan, the value of 672, 562, 546, 503 and 0 shares, based on $28.00 per share (the last reported sale price of such shares on the effective date of the allocation, October 31, 2005), allocated to the ESOP accounts of Messrs. Doherty, Morrissey, Kearn, Feeley and Greenbaum, respectively, and $2,160, $840, $2,160, $2,021 and $1,426 in paid life insurance premiums for Messrs. Doherty, Morrissey, Kearn, Feeley and Greenbaum, respectively.
     Option Grants in Last Fiscal Year. There were no stock options granted during the fiscal year ended March 31, 2006 to the Named Executive Officers.
     Option Exercises and Fiscal Year-End Values. The following table sets forth information regarding the values of options held by the Named Executive Officers at the end of fiscal year 2006.

	Number of Securities
	Underlying Unexercised
	Options at Fiscal		Value of Unexercised In-the-Money
	Year-End		Options at Fiscal Year-End (1)
Name	Exercisable	Unexercisable	Exercisable	Unexercisable
John D. Doherty	11,561	—	$116	—
William P. Morrissey	9,623	—	56,579	—
David W. Kearn	12,959	—	93,507	—
Paul S. Feeley	7,117	—	28,289	—
Bryan E. Greenbaum	—	—	—	—

(1)	Value is based on the difference between the aggregate market value of shares underlying the unexercised in-the-money options at March 31, 2006 ($29.00 per share based on the closing sale price reported on the Nasdaq National MarketSM) and the aggregate exercise price of these options. Options are considered in-the-money if the value of the underlying securities exceeds the exercise price of the options.

     Employment and Severance Agreements. The Bank has entered into an employment agreement (the “Employment Agreement”) with John D. Doherty, President and Chief Executive Officer. The Employment Agreement provides for a term of five years and an automatic annual extension of the term of employment for an additional one-year period beyond the then-effective expiration date unless either the Bank or John D. Doherty gives written notice that the Employment Agreement will not be extended further. The current base annual salary of John D. Doherty is $400,000. The Employment Agreement also provides for annual salary review by the Board of Directors, as well as inclusion of John D. Doherty in any discretionary bonus plans, customary fringe benefits, vacation and sick leave and disability payments of the Bank. The Employment Agreement is terminated upon death and is terminable by the Bank for “just cause” as defined in the Employment Agreement. If the Bank terminates John D. Doherty without just cause, he is entitled to a continuation of his salary for the remaining term of the Employment Agreement. John D. Doherty may terminate the Employment Agreement upon 90 days notice to the Bank.
     The Employment Agreement provides that in the event of his involuntary termination of employment in connection with, or within three years after, any change in control of the Bank or the Company, John D. Doherty will be paid within 10 days of such termination an amount equal to the difference between (i) 2.99 times his “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that John D. Doherty receives on account of the change in control. The term “change in control” is defined as the acquisition, by any person or entity, of the ownership, holding or power to vote more than 25% of the Company’s or the Bank’s voting stock, the control of the election of a majority of the Company’s or the Bank’s directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, under the Employment Agreement, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Employment Agreement also provides for a similar lump sum payment to be made in the event of John D. Doherty’s voluntary termination of employment within three years following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by John D. Doherty, including (i) the requirement that he perform his principal executive functions more than 35 miles away from his primary office, (ii) a reduction in his base compensation as in effect prior to the change in control, (iii) the failure of the Bank to provide John D. Doherty with compensation and benefits substantially similar to those provided to him at the time of the change in control under any employee benefit plans in which he becomes a participant, (iv) the assignment to John D. Doherty of material duties and responsibilities other than those normally associated with his position with the Bank, and (v) a material reduction in his authority and responsibility. In the event that a dispute arises between John D. Doherty and the Bank, as to the terms or interpretation of the Employment Agreement, John D. Doherty will be reimbursed for all reasonable expenses arising from such dispute. Payments made under these “change in control” provisions are in lieu of any rights to which John D. Doherty would be entitled in the event his employment was terminated without just cause. If the change in control provisions had been triggered as of March 31, 2006, John D. Doherty would have received up to approximately $1,028,560.
     The Bank has entered into severance agreements (the “Severance Agreements”) with David W. Kearn, Executive Vice President—Senior Lending Officer, Paul S. Feeley, Senior Vice President, Treasurer and Chief Financial Officer, William P. Morrissey, Executive Vice President and Chief Operating Officer and Bryan H. Greenbaum, Senior Vice President—Retail Banking. The Severance Agreements each provide for a term of three years and an automatic annual extension of the term for an additional one-year period beyond the then-effective expiration date, unless either the Bank or Messrs. Kearn, Feeley, Morrissey or Greenbaum gives written notice that the Severance Agreement will not be extended further. The Severance Agreements provide that in the event of their involuntary termination of employment in connection with, or within one year after, any change in control of the Company or the Bank, Messrs. Kearn, Feeley, Morrissey and Greenbaum will be paid within 10 days of such termination an amount equal to two times their annual base salary at the rate just prior to the change in control provided, however, the amount received shall in no event exceed the difference between (i) 2.99 times their “base amount,” as defined in Section 280G(b)(3) of the Internal Revenue Code, and (ii) the sum of any other parachute payments, as defined under Section 280G(b)(2) of the Internal Revenue Code, that they receive on account of the change in control. “Change in Control” generally refers to the acquisition, by any person or entity, of the ownership, holding, or power to vote more than 25% of the Company’s or the Bank’s voting stock, the control of the election of a majority of the Company’s or the Bank’s directors, or the exercise of a controlling influence over the management or policies of the Company or the Bank. In addition, a change in control occurs when, during any consecutive two-year period, directors of the Company or the Bank at the beginning of such period cease to constitute a majority of the Board of Directors of the Company or the Bank, unless the election of replacement directors was approved by a two-thirds vote of the initial directors then in office. The Severance Agreements also provide for a similar lump sum payment in the event of Messrs. Kearn’s, Feeley’s or Morrissey’s voluntary termination of employment within one year following a change in control, upon the occurrence, or within 90 days thereafter, of certain specified events following a change in control, which have not been consented to in writing by Messrs. Kearn, Feeley or Morrissey, including (i) the requirement that they perform their principal executive functions more than 35 miles away from their primary office, (ii) a reduction in the their base compensation as in effect prior to the change in control, (iii) the failure of the Company or the Bank to provide them with compensation and benefits substantially similar to those provided to them at the time of the change in control under any employee benefit plans in which they become a participant, (iv) the assignment to them of material duties and responsibilities other than those normally associated with their position with the Bank, and (v) a material reduction in their authority and responsibility. In the event that a dispute arises between Messrs. Kearn, Feeley or Morrissey and the Bank, as to the terms or interpretation of the Severance Agreements, they will be reimbursed for all reasonable expenses arising from such dispute. If the change in control provisions had been triggered as of March 31, 2006, Messrs. Kearn, Feeley, Morrissey and Greenbaum would have received up to approximately $344,000, $311,416, $360,000 and $240,000, respectively.
     Pension Plan. The following table illustrates the maximum estimated annual benefits payable upon retirement pursuant to the Bank’s defined benefit pension plan based upon the pension plan formula for specified final average earnings and specified years of service.

Final	Years of Service
Average
Earnings	10	15	20	25	30	35
$25,000	$2,500	$3,750	$5,000	$6,250	$7,500	$8,750
50,000	4,937	7,406	9,875	12,344	14,812	17,281
100,000	12,437	18,656	24,875	31,094	37,312	43,531
150,000	19,937	29,906	39,875	49,844	59,812	69,781
175,000	23,687	35,531	47,375	59,219	71,062	82,906
200,000	27,437	41,156	54,875	68,594	82,312	96,031
250,000	29,187	43,781	58,375	72,969	87,562	102,156
300,000	29,187	43,781	58,375	72,969	87,562	102,156
     Benefits are hypothetical amounts only. Currently, the maximum annual benefit payable under the pension plan is $175,000. Final average earnings in excess of $228,973 are not covered under the pension plan for pre-1994 accruals, and final average earnings in excess of $211,667 are not covered under the pension plan for post-1993 accruals. “Final average earnings,” which are based upon a participant’s highest three consecutive years of compensation, consist of compensation that would appear under the “Salary” and “Bonus” columns of the Summary Compensation Table. Benefits under the pension plan become 100% vested over a six-year period, with 20% of such benefits vesting upon the completion of each of the second through sixth years of credited service under the pension plan. As of March 31, 2006, Messrs. Doherty, Kearn, Feeley, and Morrissey and Greenbaum had approximately 25, 13, 8, 13 and 1 years, respectively, of credited service under the pension plan. Benefits set forth in the preceding table are computed as a single life annuity and are not subject to any deduction for Social Security or other offset amounts.

CERTAIN TRANSACTIONS

     The Company engages in transactions with affiliates of the Company on the same terms and other conditions as those offered to unaffiliated parties. Loans by the Bank made to directors, officers and employees are made in the ordinary course of business, on substantially the same terms, including interest rates, collateral and repayment terms as those prevailing at the time for comparable transactions with other persons, and do not involve more than the normal risk of collectibility or present other unfavorable features. Massachusetts law provides that co-operative banks are limited in the amount of money they may lend an officer of the Bank. These limits are $500,000 for a mortgage on a primary residence, $150,000 loans for educational purposes and $35,000 for all other types of loans in total. This restriction does not apply to non-officer employees of the Bank or to its outside Directors. Any loans existing prior to the implementation of this restriction are grandfathered. The same loans available to the public are available to Directors, officers and employees of the Company and Bank.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     General. For fiscal year 2006, the function of administering the Company’s executive compensation policies was performed by the Compensation Committee (the “Committee”) of the Board of Directors, which is composed of entirely independent directors. This Committee is responsible for developing and making recommendations to the Board of Directors concerning compensation paid to the Chief Executive Officer and for overseeing all aspects of the Company’s executive compensation program, including employee and executive benefit plans. Because the Company does not have any executive officers who are not also executive officers of the Bank, this discussion refers to the executive officers of the Bank, rather than the Company.
     Compensation Policies. The Committee has sought to design and implement an executive compensation program that will achieve the following goals:
•	Attract and retain qualified executives through competitive base salaries and benefits;

•	Motivate executive management to achieve short-term corporate performance goals through cash incentives; and

•	Align the interests of senior management with those of stockholders and promote the long-term performance of the Bank through equity incentives.
     To achieve these goals, the Committee has incorporated the following elements into the Bank’s executive compensation program:
     Base Salaries and Benefits. Working with an outside consultant, the Committee has sought to develop a competitive salary and benefit structure for the Bank’s executive officers. Based on surveys of compensation practices at similarly-sized institutions in the northeastern United States, the Committee has established recommended salary ranges for each position level. The salary structure has been developed so that the midpoint for each salary range approximates the competitive market midpoint for the range. Salaries are reviewed and adjusted within the range annually based on competitive considerations. In setting base salaries, the Compensation Committee also considers a number of factors relating to the particular executive, including individual performance, job responsibility, level of experience, ability and knowledge of the position. These factors are considered subjectively in the aggregate and none of the factors is accorded a specific weight. The Committee seeks to maintain the competitiveness of its salary structure by reviewing a competitive analysis of market compensation practices at least every two years.
     Management Incentive Program. The Bank has a management incentive program (the “Management Incentive Plan”) that provides cash incentive payments to eligible members of management provided that certain corporate performance criteria are met. This plan is reviewed and performance goals are evaluated annually. Under the Management Incentive Plan, eligible officers may receive bonuses equal to a specified percentage of their salary provided that established performance goals have been satisfied. Performance goals for fiscal year 2006 were based solely on return of average assets. The Management Incentive Plan provides for increased incentives if corporate performance goals are exceeded.
     Stock Options. To better align the interests of management with those of stockholders and to promote long-term performance, the Committee has determined that it should have the ability to compensate officers through grants of stock options based on their contribution to the achievement of corporate performance goals and individual merit. All options are granted with an exercise price equal to the fair market value of the Common Stock on the date of the grant and a term of ten years. Option grants, however, are discretionary with the Committee, and no options were granted during fiscal year 2006.
     Compensation of Chief Executive Officer. For fiscal year 2006, the Committee determined to increase the Chief Executive Officer’s salary by approximately 12% after considering a variety of factors, including the salary guidelines applied for executive officers of the Company as described above, salary ranges previously established, the relative positions of the Chief Executive Officer and other executive officers within those ranges and an analysis of salaries being paid by commercial banks and savings institutions in the northeastern United States with an asset range of $250 million to $500 million. Based on the Bank’s performance relative to the targets established under the Management Incentive Plan, the Chief Executive Officer received a no cash bonus in fiscal year 2006.
The Compensation Committee of the Board of Directors of Central Bancorp, Inc.
Gregory W. Boulos
Paul E. Bulman
Edward F. Sweeney, Jr.
     Compensation Committee Interlocks and Insider Participation. The Company and the Bank had no “interlocking” relationships that existed during the year ended March 31, 2006 in which (i) any executive officer of the Company or the Bank served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Bank and Company), one of whose executive officers served on the Audit Committee or the Compensation Committee of the Company, (ii) any executive officer of the Company or the Bank served as a director of another entity, one of whose executive officers served on the Audit Committee or the Compensation Committee of the Company, or (iii) any executive officer of the Company or the Bank served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of another entity (other than the Company and Bank), one of whose executive officers served as a member of the Company or the Bank’s Board of Directors. No member of the Audit Committee or the Compensation Committee of the Company’s Board of Directors was (a) an officer or employee of the Company or the Bank or any of its subsidiaries during the fiscal year ended March 31, 2006, (b) a former officer of the Company or the Bank or any of its subsidiaries, or (c) an insider (i.e., director, officer, director or officer nominee, greater than 5% stockholder, or immediate family member of the foregoing) of the Company and directly or indirectly engaged in transactions with the Company, the Bank, or any subsidiary, involving more than $60,000 during the fiscal year ended March 31, 2006.

SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of June 15, 2006, the beneficial ownership of the Common Stock by each of the Company’s directors, nominees and Named Executive Officers, and by all directors, nominees and executive officers as a group.

	Beneficial Ownership
	Number		Percentage of
Name	of Shares		Shares Outstanding (1)
James F. Linnehan	70		* %
Paul E. Bulman	40	(2)(3)	*
Joseph R. Doherty	3,926		*
Gregory W. Boulos	294	(2)(3)	*
Albert J. Mercuri, Jr.	200	(2)	*
Edward F. Sweeney, Jr.	100		*
John D. Doherty	193,778	(4)	12.1
John J. Morrissey	60	(2)	*
Richard E. Stevens	9,570	(2)(5)	*
David W. Kearn	20,944	(6)	1.3
Paul S. Feeley	10,804	(7)	*
William P. Morrissey	17,572	(8)	1.1
Bryan E. Greenbaum	—		*
All directors, nominees and executive officers as a group (13 persons)	265,822	(9)	16.3%

(1)	In calculating percentage ownership for a given individual or group of individuals, the number of shares of the Common Stock outstanding includes unissued shares subject to options exercisable within 60 days of June 15, 2006 held by that individual or group.

(2)	Does not include shares credited to their accounts in the Deferred Compensation Plan for Non-Employee Directors as follows: Director Bulman, 1,562 shares; Director Boulos, 4,247 shares; Director Mercuri, 1,685 shares; Director Morrissey, 557 shares; and Director Stevens, 412 shares.

(3)	Does not include 303,574 shares held by the ESOP, over which shares the ESOP Trustees, Directors Boulos and Bulman, may be deemed to have shared or sole voting and/or investment power.

(4)	Includes 15,845 shares of Common Stock allocated to his account in the ESOP, 11,561 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 15, 2006 and 37,503 shares held by the Joseph R. Doherty Family Limited Partnership, L.P. of which he is the sole general partner and in which he has a 50 unit interest.

(5)	Includes 7,992 shares of Common Stock held by an IRA account established for the benefit of Director Stevens.

(6)	Includes 7,985 shares allocated to his account in the ESOP and 12,959 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 15, 2006.

(7)	Includes 3,687 shares allocated to his account in the ESOP and 7,117 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 15, 2006.

(8)	Includes 7,949 shares allocated to his account in the ESOP and 9,623 shares which he has the right to acquire pursuant to options exercisable within 60 days of June 15, 2006.

(9)	Includes 41,260 shares of Common Stock which may be acquired pursuant to stock options exercisable within 60 days of June 15, 2006, 35,465 shares allocated to the ESOP accounts of executive officers and 8,464 shares held by the trust for the Deferred Compensation Plan for Non-Employee Directors which are voted as directed by the Board of Directors. Does not include unallocated shares held by the ESOP, over which shares the ESOP Trustees may be deemed to have shared or sole voting and/or investment power.

*	Represents less than 1% of the Company’s outstanding Common Stock.

STOCK PRICE PERFORMANCE GRAPH

     The graph and table which follow show the cumulative total return on the Common Stock of the Company from March 31, 2001 through March 31, 2006 compared with the cumulative total return of (i) an index of Nasdaq banks, and (ii) the S&P 500 Index (the “S&P 500”). Cumulative total return on the stock or the index equals the total increase in value since March 31, 2001, assuming reinvestment of all dividends paid on the stock or the index, respectively. The graph and table were prepared assuming that $100 was invested at the closing price on March 31, 2001 in the Common Stock of the Company and in each index. The stockholder returns shown on the performance graph are not necessarily indicative of the future performance of the Common Stock or of any particular index.
CUMULATIVE TOTAL SHAREHOLDER RETURN
COMPARED WITH PERFORMANCE OF SELECTED INDICES
Summary

	3/31/01	3/31/02	3/31/03	3/31/04	3/31/05	3/31/06
Central Bancorp, Inc.	$100.00	$156.89	$178.48	$220.84	$159.56	$175.19
NASDAQ Banks Index	100.00	123.36	111.67	151.36	157.20	171.98
S&P500	100.00	100.24	75.41	101.91	108.72	121.47

INDEPENDENT AUDITORS

     Vitale, Caturano & Company, P.C. (“Vitale”), independent public accountants, served as the Company’s independent auditors for the 2006 fiscal year, and the Audit Committee of the Board of Directors has renewed the Company’s arrangements with Vitale to be the Company’s auditors for the 2007 fiscal year. A representative of Vitale will be present at the meeting to respond to stockholders’ questions and will have the opportunity to make a statement if he or she so desires.
     For the years ended March 31, 2006 and 2005, the Company was billed by its independent auditors for fees aggregating $103,000 and $109,560, respectively. Such fees were comprised of the following:
Audit Fees
     The following table sets forth the fees billed to the Company for the fiscal years ending March 31, 2006 and 2005 by our independent auditors:

	2006	2005
Audit fees (1)	$88,000	$88,500
Audit related fees (2)	—	3,060
Tax fees (3)	15,000	18,000
All other fees	—	—

(1)	Includes professional services rendered for the audit of the Company’s annual consolidated financial statements and review of consolidated financial statements included in Forms 10-Q, attestation of management’s assessment of internal controls and the audit of internal controls as required by the Sarbanes-Oxley Act of 2002 and services normally provided in connection with statutory and regulatory filings, including out-of-pocket expenses.

(2)	Assurance and related services reasonably related to the performance of the audit include the reading of the Company’s Form 10-K and Proxy Statement.

(3)	Tax fees include the following: preparation of state and federal tax returns and assistance with calculating estimated tax payments.
Pre-Approval of Services by the Independent Auditor
     The Audit Committee does not have a policy for the pre-approval of non-audit services to be provided by the Company’s independent auditor. Any such services would be considered on a case-by-case basis. All non-audit services provided by the independent auditors in fiscal years 2006 and 2005 were pre-approved by the Audit Committee.

AUDIT COMMITTEE REPORT

     The Audit Committee has reviewed and discussed the audited financial statements of the Company with management and has discussed with Vitale, the Company’s independent auditors, the matters required to be discussed under Statement of Auditing Standards No. 61 (“SAS 61”). In addition, the Audit Committee received from Vitale the written disclosures and the letter required to be delivered by Vitale under Independence Standards Board Standard No. 1 (“ISB Standard No. 1”) and has discussed with representatives of Vitale their independence.
     The Audit Committee has reviewed the non-audit services currently provided by the Company’s independent auditors and has considered whether the provision of such services is compatible with maintaining the independence of the Company’s independent auditors.

     Based on its review of the financial statements, its discussion with Vitale regarding SAS 61, and the written materials provided by Vitale under ISB Standard No. 1 and the related discussion with Vitale of their independence, the Audit Committee has recommended that the audited financial statements of the Company be included in its Annual Report on Form 10-K for the year ended March 31, 2006 for filing with the Securities and Exchange Commission.
The Audit Committee of the Board of Directors of Central Bancorp, Inc.
James F. Linnehan
Albert J. Mercuri, Jr.
Edward F. Sweeney, Jr.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under the Exchange Act, the Company’s officers and directors and all persons who own more than 10% of the Common Stock (“Reporting Persons”) are required to file reports detailing their ownership and changes of ownership in the Common Stock and to furnish the Company with copies of all such ownership reports that are filed. Based solely on the Company’s review of the copies of such ownership reports which it has received in the past fiscal year or with respect to the past fiscal year, or written representations from such persons that no annual report of changes in beneficial ownership were required, the Company believes during the fiscal year ended March 31, 2006 all Reporting Persons have complied with these reporting requirements except for Directors Gregory W. Boulos, Paul E. Bulman, Albert J. Mercuri, Jr. and John J. Morrissey, who each filed late one Form 4 relating to one transaction. These Forms 4 were subsequently filed.

EXPENSES OF SOLICITATION

     The cost of soliciting proxies will be borne by the Company. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of Common Stock. In addition to solicitations by mail, directors, officers and regular employees of the Company may solicit proxies personally or by telegraph, telephone, facsimile or overnight courier without additional compensation.

OTHER MATTERS

     The Board of Directors is not aware of any business to come before the Annual Meeting other than those matters described above in this Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that proxies in the accompanying form will be voted in respect thereof in accordance with the determination of a majority of the Board of Directors.

ANNUAL REPORT

     The Company’s 2006 Annual Report to Stockholders, including financial statements prepared in conformity with accounting principles generally accepted in the United States of America, has been mailed to all stockholders of record as of the Record Date. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing the Company. Such Annual Report is not to be treated as part of the proxy solicitation materials nor as having been incorporated herein by reference. A copy of the Company’s Annual Report on Form 10-K for the year ended March 31, 2006 as filed with the Securities and Exchange Commission will be furnished without charge to stockholders upon written request to Rhoda K. Astone, Secretary and Clerk, Central Bancorp, Inc., 399 Highland Avenue, Somerville, Massachusetts 02144.

STOCKHOLDER PROPOSALS

     In order to be eligible for inclusion in the proxy materials of the Company for next year’s Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at the Company’s main office at 399 Highland Avenue, Somerville, Massachusetts no later than February 26, 2007. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Exchange Act.
     Stockholder proposals to be considered at such Annual Meeting, other than those submitted pursuant to the Exchange Act, must be stated in writing, delivered or mailed to the Secretary and Clerk of the Company at the above address, not less than 30 days nor more than 60 days prior to the date of any such Annual Meeting.

BY ORDER OF THE BOARD OF DIRECTORS
/s/ Rhoda K. Astone
Rhoda K. Astone
Vice President, Secretary and Clerk

Somerville, Massachusetts
June 26, 2006

APPENDIX A
CENTRAL BANCORP, INC.
2006 LONG-TERM INCENTIVE PLAN
ARTICLE 1
PURPOSE
     The purpose of the Central Bancorp, Inc. 2006 Long-Term Incentive Plan (the “Plan”) is to promote the success, and enhance the value, of Central Bancorp, Inc. (the “Company”), by linking the personal interests of employees, officers and directors of the Company or any Affiliate (as defined below) to those of the Company’s stockholders and by providing these individuals with an incentive for outstanding performance. The Plan is further intended to provide flexibility to the Company in its ability to motivate, attract, and retain the services of employees, officers and directors upon whose judgment, interest, and special effort the successful conduct of the Company’s operation is largely dependent. Accordingly, the Plan permits the grant of equity incentive awards from time to time to selected employees, officers and directors of the Company and its Affiliates.
ARTICLE 2
DEFINITIONS
     When a word or phrase appears in this Plan with the initial letter capitalized, and the word or phrase does not commence a sentence, the word or phrase shall generally be given the meaning ascribed to it in this Article 2 unless a clearly different meaning is required by the context. The following words and phrases shall have the following meanings:
     “Affiliate” shall mean any “parent corporation” or “subsidiary corporation” of the Company, as such terms are defined in Section 424(e) and (f), respectively, of the Code.
     “Award” means any Option, Restricted Stock Award, or Other Stock-Based Award granted to a Participant under the Plan.
     “Award Certificate” means a written document, in such form as the Committee prescribes from time to time, setting forth the terms and conditions of an Award. Award Certificates may be in the form of individual award agreements or certificates or a program document describing the terms and provisions of an Award or series of Awards under the Plan.
     “Board of Directors” means the Board of Directors of the Company.
     “Change in Control” means the occurrence of any one of the following events:
(1)	Merger: The Company merges into or consolidates with another corporation, or merges another corporation into the Company, and, as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company immediately before the merger or consolidation.

(2)	Acquisition of Significant Share Ownership: A report on Schedule 13D or another form or schedule (other than Schedule 13G) is filed or is required to be filed under Sections 13(d) or 14(d) of the Securities Exchange Act of 1934, if the schedule discloses that the filing person or persons acting in concert has or have become the beneficial owner(s) of 25% or more of a class of the Company’s voting securities, but this clause (2) shall not apply to beneficial ownership of Company voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns fifty percent (50%) or more of its outstanding voting securities;

(3)	Change in Board Composition: During any period of two consecutive years, individuals who constitute the Board of Directors at the beginning of the two-year period cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that for purposes of this clause (3), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (?) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or

(4)	Sale of Assets: The Company sells to a third party all or substantially all of its assets.
     “Change in Control Price” means the highest price per share of Shares offered in conjunction with any transaction resulting in a Change in Control (as determined in good faith by the Committee if any part of the offered price is payable other than in cash) or, in the case of a Change in Control occurring solely by reason of a change in the composition of the Board of Directors, the highest Fair Market Value of the common stock on any of the thirty (30) trading days immediately preceding the date on which the Change in Control occurs.
     “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     “Committee” means the committee of the Board of Directors described in Article 4.
     “Company” means Central Bancorp, Inc. or any successor corporation.
     “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee, officer or director of the Company or any Affiliate, as applicable; provided, however, that for purposes of an Incentive Stock Option, “Continuous Status as a Participant” means the absence of any interruption or termination of service as an employee of the Company or any Affiliate, as applicable.
     “Covered Employee” means a covered employee as defined in Code Section 162(m)(3).
     “Disability” means any illness or other physical or mental condition of a Participant that renders the Participant incapable of performing his customary and usual duties for the Company, or any medically determinable illness or other physical or mental condition resulting from a bodily injury, disease or mental disorder which, in the judgment of the Committee, is permanent and continuous in nature. The Committee may require such medical or other evidence as it deems necessary to judge the nature and permanency of the Participant’s condition. Notwithstanding the above, with respect to an Incentive Stock Option, Disability shall mean permanent and total disability as defined in Section 22(e)(3) of the Code.
     “Effective Date” has the meaning assigned such term in Section 3.1.
     “Eligible Participant” means an employee, officer or director of the Company or any Affiliate.
     “Exchange” means any national securities exchange or automated quotation system on which the Stock may from time to time be listed, quoted or traded.
     “Fair Market Value” on any date means, if the Common Stock is listed on an Exchange (including the NASDAQ National Market System), the average of the highest and lowest selling price on such Exchange on such date, or if there were no sales on such date, then the Fair Market Value shall be the mean between the bid and asked price on such date. If the Stock is traded otherwise than on an Exchange on the date in question, then the Fair Market Value shall be the mean between the bid and asked price on such date, or, if there is no bid and asked price on such date, then on the next prior business day on which there was a bid and asked price. If no such bid and asked price is available, then the Fair Market Value shall be the fair market value as determined by the Committee, in its sole and absolute discretion.
     “Grant Date” means the date an Award is made by the Committee.

     “Incentive Stock Option” means an Option that is intended to be an incentive stock option and meets the requirements of Section 422 of the Code or any successor provision thereto.
     “Non-Employee Director” means a director of the Company who is not a common law employee of the Company or an Affiliate.
     “Nonstatutory Stock Option” means an Option that is not an Incentive Stock Option.
     “Option” means a right granted to a Participant under Article 7 of the Plan to purchase Stock at a specified price during specified time periods. An Option may be either an Incentive Stock Option or a Nonstatutory Stock Option.
     “Other Stock-Based Award” means a right granted to a Participant under Article 9 that relates to or is valued by reference to Stock.
     “Participant” means a person who, as an employee, officer or director of the Company or any Affiliate, has been granted an Award under the Plan; provided that, in the case of the death of a Participant, the term “Participant” refers to a beneficiary designated pursuant to Article 10.4 or the legal guardian or other legal representative acting in a fiduciary capacity on behalf of the Participant under applicable state law and court supervision.
     “Plan” means the Central Bancorp, Inc. 2006 Long-Term Incentive Plan, as amended from time to time.
     “Restricted Stock Award” means Stock granted to a Participant under Article 8 that is subject to certain restrictions and to risk of forfeiture.
     “Retirement” in the case of an employee means voluntary termination of employment with the Company or an Affiliate at or after age 65 or as otherwise determined by the Committee in an Award Certificate. “Retirement” in the case of a non-employee director of the Company or an Affiliate means retirement of the director in accordance with the provisions of the Company’s or Affiliate’s bylaws as in effect from time to time or the failure to be re-elected or re-nominated as a director.
     “Shares” means shares of the Company’s Stock. If there has been an adjustment or substitution pursuant to Article 11, the term “Shares” shall also include any shares of stock or other securities that are substituted for Shares or into which Shares are adjusted pursuant to Article 11.
     “Stock” means the common stock of the Company and such other securities as may be substituted for Stock pursuant to Article 11.
     “1933 Act” means the Securities Act of 1933, as amended from time to time.
     “1934 Act” means the Securities Exchange Act of 1934, as amended from time to time.
ARTICLE 3
EFFECTIVE DATE; TERM OF PLAN
     3.1 EFFECTIVE DATE. The Plan shall be effective as of the date it has been approved by both the Board of Directors and the stockholders of the Company (the “Effective Date”).
     3.2 TERMINATION OF PLAN. The Plan shall terminate on the tenth anniversary of the Effective Date. The termination of the Plan on such date shall not affect the validity of any Award outstanding on the date of termination.

ARTICLE 4
ADMINISTRATION
     4.1 COMMITTEE. The Plan shall be administered by a Committee appointed by the Board of Directors (which Committee shall consist of at least two non-employee directors) or, at the discretion of the Board of Directors from time to time, the Plan may be administered by the Board of Directors. It is intended that at least two of the directors appointed to serve on the Committee shall be “non-employee directors” (within the meaning of Rule 16b-3 promulgated under the 1934 Act) and “outside directors” (within the meaning of Code Section 162(m) and the regulations thereunder) and that any such members of the Committee who do not so qualify shall abstain from participating in any decision to make or administer Awards that are made to Eligible Participants who at the time of consideration for such Award (i) are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or (ii) are reasonably anticipated to become Covered Employees during the term of the Award. However, the mere fact that a Committee member shall fail to qualify under either of the foregoing requirements or shall fail to abstain from such action shall not invalidate any Award made by the Committee which Award is otherwise validly made under the Plan. The members of the Committee shall be appointed by, and may be changed at any time and from time to time in the discretion of, the Board of Directors. The Board of Directors may reserve to itself any or all of the authority and responsibility of the Committee under the Plan or may act as administrator of the Plan for any and all purposes. To the extent the Board of Directors has reserved any authority and responsibility or during any time that the Board of Directors is acting as administrator of the Plan, it shall have all the powers of the Committee hereunder, and any reference herein to the Committee (other than in this Section 4.1) shall include the Board of Directors. To the extent any action of the Board of Directors under the Plan conflicts with actions taken by the Committee, the actions of the Board of Directors shall control.
     4.2 ACTIONS AND INTERPRETATIONS BY THE COMMITTEE. For purposes of administering the Plan, the Committee may from time to time adopt rules, regulations, guidelines and procedures for carrying out the provisions and purposes of the Plan and make such other determinations, not inconsistent with the Plan, as the Committee may deem appropriate. The Committee’s interpretation of the Plan, any Awards granted under the Plan and any Award Certificate, and all decisions and determinations by the Committee with respect to the Plan, are final, binding, and conclusive on all parties. Each member of the Committee is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Affiliate, the Company’s or an Affiliate’s independent certified public accountants, Company counsel or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.
     4.3 AUTHORITY OF COMMITTEE. Except as provided below, the Committee has the exclusive power, authority and discretion to:
(a)	Grant Awards;

(b)	Designate Participants;

(c)	Determine the type or types of Awards to be granted to each Participant;

(d)	Determine the number of Awards to be granted and the number of Shares to which an Award will relate;

(e)	Determine the terms and conditions of any Award granted under the Plan, including, but not limited to, the exercise price, any restrictions or limitations on the Award, any schedule for lapse of forfeiture restrictions or restrictions on the exercisability of an Award, and accelerations or waivers thereof, based in each case on such considerations as the Committee in its sole discretion determines;

(f)	Accelerate the vesting, exercisability or lapse of restrictions of any outstanding Award in accordance with Articles 10 and 11, based in each case on such considerations as the Committee in its sole discretion determines;

(g)	Prescribe the form of each Award Certificate, which need not be identical for each Participant;

(h)	Decide all other matters that must be determined in connection with an Award;

(i)	Establish, adopt or revise any rules, regulations, guidelines or procedures as it may deem necessary or advisable to administer the Plan;

(j)	Make all other decisions and determinations that may be required under the Plan or as the Committee deems necessary or advisable to administer the Plan;

(k)	Amend the Plan or any Award Certificate as provided herein.
     Notwithstanding the above, the Board of Directors may expressly delegate to a special committee consisting of one or more directors who are also officers of the Company or an Affiliate some or all of the Committee’s authority under subsections (a) through (h) above, except that no delegation of its duties and responsibilities may be made to officers of the Company or an Affiliate with respect to Awards to Eligible Participants who as of the Grant Date are persons subject to the short-swing profit rules of Section 16 of the 1934 Act, or who as of the Grant Date are reasonably anticipated to be become Covered Employees during the term of the Award. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report to the Committee regarding the delegated duties and responsibilities.
     4.4 AWARD CERTIFICATES. Each Award shall be evidenced by an Award Certificate. Each Award Certificate shall include such provisions, not inconsistent with the Plan, as may be specified by the Committee.
ARTICLE 5
SHARES SUBJECT TO THE PLAN
     5.1 NUMBER OF SHARES. Subject to adjustment as provided in Article 11, the aggregate number of Shares reserved and available for issuance pursuant to Awards granted under the Plan shall be 150,000.
     5.2 SHARE COUNTING.
(a)	To the extent that an Award is canceled, terminates, expires, is forfeited or lapses for any reason, any unissued Shares subject to the Award will again be available for issuance pursuant to Awards granted under the Plan.

(b)	If the exercise price of an Option is satisfied by delivering Shares to the Company (by either actual delivery or attestation), only the number of Shares issued in excess of the delivery or attestation shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan.

(c)	To the extent that the full number of Shares subject to an Option is not issued upon exercise of the Option for any reason (other than Shares used to satisfy an applicable tax withholding obligation), only the number of Shares issued and delivered upon exercise of the Option shall be considered for purposes of determining the number of Shares remaining available for issuance pursuant to Awards granted under the Plan. Nothing in this subsection shall imply that any particular type of cashless exercise of an Option is permitted under the Plan, that decision being reserved to the Committee or other provisions of the Plan.
     5.3 STOCK DISTRIBUTED. Any Stock distributed pursuant to an Award may consist, in whole or in part, of authorized and unissued Stock, treasury Stock or Stock purchased on the open market.
     5.4 LIMITATION ON AWARDS. Notwithstanding any provision in the Plan to the contrary (but subject to adjustment as provided in Section 15.1), the maximum number of Shares that may be delivered under the Plan pursuant to awards other than Options is 100,000. The maximum number of Shares with respect to which

Options (or other appreciation-based Awards granted pursuant to Section 9) may be granted during any one calendar year under the Plan to any one Participant shall be 37,500.
ARTICLE 6
ELIGIBILITY
     Awards may be granted only to Eligible Participants; except that Incentive Stock Options may be granted to only to Eligible Participants who are employees of the Company or an Affiliate.
ARTICLE 7
STOCK OPTIONS
     7.1 GENERAL. The Committee is authorized to grant Options to Participants on the following terms and conditions:
(a)	Exercise Price. The exercise price of an Option shall not be less than the Fair Market Value as of the Grant Date.

(b)	Time and Conditions of Exercise. The Committee shall determine the time or times at which an Option may be exercised in whole or in part, subject to Section 7.1(d). The Committee shall also determine the conditions, if any, that must be satisfied before all or part of an Option may be exercised or vested. The Committee may waive any exercise or vesting provisions at any time in whole or in part based upon factors as the Committee may determine in its sole discretion so that the Option becomes exercisable or vested at an earlier date.

(c)	Payment. The Committee shall determine the methods by which the exercise price of an Option may be paid, the form of payment, including, without limitation, cash, Shares, or other property (including “cashless exercise” arrangements), and the methods by which Shares shall be delivered or deemed to be delivered to Participants.

(d)	Exercise Term. In no event may any Option be exercisable for more than ten years from the Grant Date.
     7.2 INCENTIVE STOCK OPTIONS. The terms of any Incentive Stock Options granted under the Plan must comply with the following additional rules:
(a)	Lapse of Option. Subject to any earlier termination provision contained in the Award Certificate, an Incentive Stock Option shall lapse upon the earliest of the following circumstances; provided, however, that the Committee may, prior to the lapse of the Incentive Stock Option under the circumstances described in subsections (3), (4) or (5) below, provide in writing that the Option will extend until a later date, but if an Option is so extended and is exercised after the dates specified in subsections (3) and (4) below, it will automatically become a Nonstatutory Stock Option:
(1)	The expiration date set forth in the Award Certificate.

(2)	The tenth anniversary of the Grant Date.

(3)	Three months after termination of the Participant’s Continuous Status as a Participant for any reason other than the Participant’s Disability or death.

(4)	One year after termination of the Participant’s Continuous Status as a Participant by reason of the Participant’s Disability.

(5)	One year after the Participant’s death if the Participant dies while employed, or during the three-month period described in paragraph (3) or during the one-year period described in paragraph (4) and before the Option otherwise lapses.
Unless the exercisability of the Incentive Stock Option is accelerated as provided in Articles 10 or 11, if a Participant exercises an Option after termination of employment, the Option may be exercised only with respect to the Shares that were otherwise vested on the Participant’s termination of employment. Upon the Participant’s death, any exercisable Incentive Stock Options may be exercised by the Participant’s beneficiary, determined in accordance with Section 10.4.

(b)	Individual Dollar Limitation. The aggregate Fair Market Value (determined as of the Grant Date) of all Shares with respect to which Incentive Stock Options are first exercisable by a Participant in any calendar year may not exceed $100,000.00 (or any higher value as may be permitted under the Code).

(c)	Ten Percent Owners. No Incentive Stock Option shall be granted to any individual who, at the Grant Date, owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the exercise price per share of such Option is at least 110% of the Fair Market Value per Share at the Grant Date and the Option expires no later than five years after the Grant Date.

(d)	Expiration of Authority to Grant Incentive Stock Options. No Incentive Stock Option may be granted pursuant to the Plan after the day immediately prior to the tenth anniversary of the date the Plan was approved by stockholders, or the termination of the Plan, if earlier.

(e)	Right to Exercise. During a Participant’s lifetime, an Incentive Stock Option may be exercised only by the Participant or, in the case of the Participant’s Disability, by the Participant’s guardian or legal representative.

(f)	Eligible Grantees. The Committee may not grant an Incentive Stock Option to a person who is not at the Grant Date an employee of the Company or of an Affiliate.
ARTICLE 8
RESTRICTED STOCK
     8.1 GRANT OF RESTRICTED STOCK. The Committee is authorized to make Awards of Restricted Stock to Participants in such amounts and subject to such terms and conditions as may be selected by the Committee. An Award of Restricted Stock shall be evidenced by an Award Certificate setting forth the terms, conditions, and restrictions applicable to the Award.
     8.2 ISSUANCE AND RESTRICTIONS. Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, under such circumstances, in such installments, upon the satisfaction of performance goals or otherwise, as the Committee determines at the time of the grant of the Award or thereafter. Except as otherwise provided in an Award Certificate, the Participant shall have all of the rights of a shareholder with respect to the Restricted Stock.
     8.3 FORFEITURE. Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon termination of Continuous Status as a Participant during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that the Committee may provide in any Award Certificate that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes, and the Committee may in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.

     8.4 DELIVERY OF RESTRICTED STOCK. Shares of Restricted Stock may be delivered to the Participant, or a custodian or escrow agent (including, without limitation, the Company or one or more of its employees) designated by the Committee, in the form of a stock certificate or certificates registered in the name of the Participant. If physical certificates representing shares of Restricted Stock are registered in the name of the Participant, such certificates must bear the appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock. At the discretion of the Committee, Shares may also be held in trust pending delivery.
     8.5 VOTING RIGHTS. Unless otherwise determined by the Committee at the time of grant, a Participant holding Restricted Stock shall be entitled to exercise full voting rights with respect to those Shares during the restriction period.
     8.6 DIVIDENDS AND OTHER DISTRIBUTIONS. During the restriction period, a Participant holding Restricted Stock may, if the Committee so determines, be credited with dividends paid with respect to the underlying Shares. Such dividends shall be paid to the Participant at times determined by the Committee in its sole discretion. The Committee may apply any restrictions to the dividends that the Committee deems appropriate.
ARTICLE 9
OTHER STOCK-BASED AWARDS
     The Committee is authorized, subject to limitations under applicable law, to grant to Participants such other Awards that are payable in, valued in whole or in part by reference to, or otherwise based on or related to Shares, as deemed by the Committee to be consistent with the purposes of the Plan. The Committee shall determine the terms and conditions of such Awards in a manner consistent with other Awards of similar type under the Plan.
ARTICLE 10
GENERAL PROVISIONS APPLICABLE TO AWARDS
     10.1 STAND-ALONE AND TANDEM AWARDS. Awards granted under the Plan may, in the discretion of the Committee, be granted either alone, in addition to, or in tandem with, any other Award granted under the Plan.
     10.2 TERM OF AWARD. The term of each Award shall be for the period determined by the Committee, provided that in no event shall the term of any Incentive Stock Option exceed a period of ten years from its Grant Date (or, if Section 7.2(c) applies, five years from its Grant Date).
     10.3 LIMITS ON TRANSFER. No right or interest of a Participant in any unexercised or restricted Award may be pledged, encumbered, or hypothecated to or in favor of any party other than the Company or an Affiliate, or shall be subject to any lien, obligation, or liability of such Participant to any other party other than the Company or an Affiliate. No unexercised or restricted Award shall be assignable or transferable by a Participant other than by will or the laws of descent and distribution or pursuant to a domestic relations order that would satisfy Section 414(p)(1)(A) of the Code if such Section applied to an Award under the Plan; provided, however, that, except in the case of an Incentive Stock Option, the Committee may (but need not) permit other transfers where the Committee concludes that such transferability (i) does not result in accelerated taxation, (ii) does not cause any Option intended to be an Incentive Stock Option to fail to satisfy the requirements of Code Section 422(b), and (iii) is otherwise appropriate and desirable, taking into account any factors deemed relevant, including, without limitation, state or federal tax or securities laws applicable to transferable Awards.
     10.4 BENEFICIARIES. Notwithstanding Section 10.3, a Participant may, in the manner determined by the Committee, designate a beneficiary to exercise the rights of the Participant and to receive any distribution with respect to any Award upon the Participant’s death. A beneficiary, legal guardian, legal representative, or other person claiming any rights under the Plan is subject to all terms and conditions of the Plan and any Award Certificate applicable to the Participant, except to the extent the Plan and Award Certificate otherwise provide, and to any additional restrictions deemed necessary or appropriate by the Committee. If no beneficiary has been designated or survives the Participant, payment shall be made to the Participant’s estate. Subject to the foregoing, a beneficiary designation may be changed or revoked by a Participant at any time, provided the change or revocation is filed with the Committee.
     10.5 STOCK CERTIFICATES. All Stock issuable under the Plan is subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal or state securities laws, rules and regulations and the rules of any Exchange on which the Stock is listed, quoted, or traded. The Committee may place legends on any Stock certificate or issue instructions to the transfer agent to reference restrictions applicable to the Stock.
     10.6 ACCELERATION UPON DEATH, DISABILITY OR RETIREMENT. Except as otherwise provided in the Award Certificate, upon the Participant’s death or Disability during his or her Continuous Status as a Participant, or upon the Participant’s Retirement, all of such Participant’s outstanding Options and other Awards in the nature of rights that may be exercised shall become fully exercisable and all time-based vesting restrictions on the Participant’s outstanding Awards shall lapse. Any Awards shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Certificate; provided, however, that in the case of acceleration upon the Participant’s Retirement, any Awards in the nature of rights that may be exercised shall remain exercisable until the earlier of (i) the original expiration of the Award, or (ii) the second anniversary of the Participant’s Retirement. To the extent that this provision causes Incentive Stock Options to exceed the dollar limitation set forth in Section 7.2(c), the excess Options shall be deemed to be Nonstatutory Stock Options.
     10.7 ACCELERATION FOR ANY OTHER REASON. Regardless of whether an event has occurred as described in Section 10.6 above, the Committee may, in its sole discretion and at any time, determine that all or a portion of a Participant’s Options and other Awards in the nature of rights that may be exercised shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the outstanding Awards shall lapse, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards granted to a Participant in exercising its discretion pursuant to this Section 10.7.
     10.8 TERMINATION OF EMPLOYMENT. Whether military, government or other service or other leave of absence shall constitute a termination of employment shall be determined in each case by the Committee in its discretion, and any determination by the Committee shall be final and conclusive. A Participant’s Continuous Status as a Participant shall not be deemed to terminate in a circumstance in which a Participant transfers from the Company to an Affiliate, transfers from an Affiliate to the Company, or transfers from one Affiliate to another Affiliate. To the extent that this provision causes Incentive Stock Options to extend beyond three months from the date a Participant is deemed to be an employee of the Company, a Parent or Subsidiary for purposes of Sections 424(e) and 424(f) of the Code, the Options held by such Participant shall be deemed to be Nonstatutory Stock Options.
ARTICLE 11
CHANGES IN CAPITAL STRUCTURE; CHANGE IN CONTROL
     11.1 CHANGES IN CAPITAL STRUCTURE. In the event of a corporate event or transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the authorization limits under Article 5 shall be adjusted proportionately, and the Committee may adjust the Plan and Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the exercise price of outstanding Awards or the measure to be used to determine the amount of the benefit payable on an Award; and (iv) any other adjustments that the Committee determines to be equitable. Without limiting the foregoing, in the event of a subdivision of the outstanding stock (stock-split), a declaration of a dividend payable in Shares, or a combination or consolidation of the outstanding stock into a lesser number of Shares, the authorization limits under Article 5 shall automatically be adjusted proportionately, and the Shares then subject to each Award shall automatically be adjusted proportionately without any change in the aggregate purchase price therefor.

     11.2 ACCELERATED VESTING AND PAYMENT. Subject to the provisions of Section 11.3 or as otherwise provided in the Award Certificate, in the event of a Change in Control, unless otherwise specifically prohibited under law or by the rules and regulations of an Exchange:
(a)	Any and all Options granted hereunder shall become immediately exercisable; additionally, if a Participant’s employment or service is terminated for any reason within twelve (12) months of such Change in Control, the Participant shall have until the expiration of the term of the Option to exercise such Options;

(b)	Any time-based and other restrictions imposed on Restricted Stock shall lapse; and

(c)	The Committee shall have the ability to unilaterally determine that all outstanding Awards are cancelled upon a Change in Control, and the value of such Awards, as determined by the Committee in accordance with the terms of the Plan and the Award Agreement, be paid out in cash in an amount based on the Change in Control Price within a reasonable time subsequent to the Change in Control.
     11.3 ALTERNATIVE AWARDS. Notwithstanding Section 11.2, no cash settlement or other payment shall occur with respect to any Award if the Committee reasonably determines in good faith prior to the occurrence of a Change in Control that such Award shall be honored or assumed, or new rights substituted therefor (such honored, assumed or substituted Award hereinafter called an “Alternative Award”) by any successor as described in Section 13.16; provided that any such Alternative Award must:
(a)	Be based on stock which is traded on an established U.S. securities market, or that the Committee reasonably believes will be so traded within sixty (60) days after the Change in Control;

(b)	Provide such Participant with rights and entitlements substantially equivalent to or better than the rights, terms and conditions applicable under such Award;

(c)	Have substantially equivalent economic value to such Award (determined at the time of the Change in Control); and

(d)	Have terms and conditions which provide that, in the event the Participant’s employment is involuntarily terminated or constructively terminated, any conditions on a Participant’s rights under, or any restrictions on transfer or exercisability applicable to, each such Alternative Award shall be waived or shall lapse, as the case may be.
ARTICLE 12
AMENDMENT, MODIFICATION AND TERMINATION
     12.1 AMENDMENT, MODIFICATION AND TERMINATION. The Board of Directors or the Committee may, at any time and from time to time, amend, modify or terminate the Plan without shareholder approval; provided, however, that if an amendment to the Plan would, in the reasonable opinion of the Board of Directors or the Committee, either (i) materially increase the number of Shares available under the Plan; (ii) expand the types of awards under the Plan; (iii) materially expand the class of participants eligible to participate in the Plan; (iv) materially extend the term of the Plan; or (v) otherwise constitute a material change requiring shareholder approval under applicable laws, policies or regulations or the applicable listing or other requirements of an Exchange, then such amendment shall be subject to shareholder approval; and provided, further, that the Board of Directors or Committee may condition any other amendment or modification on the approval of stockholders of the Company for any reason, including by reason of such approval being necessary or deemed advisable to (i) permit Awards made hereunder to be exempt from liability under Section 16(b) of the 1934 Act, (ii) to comply with the listing or other requirements of an Exchange, or (iii) to satisfy any other tax, securities or other applicable laws, policies or regulations.
     12.2 AWARDS PREVIOUSLY GRANTED. At any time and from time to time, the Committee may amend, modify or terminate any outstanding Award without approval of the Participant; provided, however:

(a)	Subject to the terms of the applicable Award Certificate, such amendment, modification or termination shall not, without the Participant’s consent, reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment or termination (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment or termination over the exercise price of such Award);

(b)	The original term of an Option may not be extended without the prior approval of the stockholders of the Company;

(c)	Except as otherwise provided in Article 11, the exercise price of an Option may not be reduced, directly or indirectly, without the prior approval of the stockholders of the Company; and

(d)	No termination, amendment, or modification of the Plan shall adversely affect any Award previously granted under the Plan, without the written consent of the Participant affected thereby. An outstanding Award shall not be deemed to be “adversely affected” by a Plan amendment if such amendment would not reduce or diminish the value of such Award determined as if the Award had been exercised, vested, or otherwise settled on the date of such amendment (with the per-share value of an Option for this purpose being calculated as the excess, if any, of the Fair Market Value as of the date of such amendment over the exercise or base price of such Award).
ARTICLE 13
GENERAL PROVISIONS
     13.1 NO RIGHTS TO AWARDS; NON-UNIFORM DETERMINATIONS. No Participant or any Eligible Participant shall have any claim to be granted any Award under the Plan. Neither the Company, its Affiliates nor the Committee is obligated to treat Participants or Eligible Participants uniformly, and determinations made under the Plan may be made by the Committee selectively among Eligible Participants who receive, or are eligible to receive, Awards (whether or not such Eligible Participants are similarly situated).
     13.2 NO SHAREHOLDER RIGHTS. Except as otherwise provided in this Plan or an Award Certificate, no Award gives a Participant any of the rights of a shareholder of the Company unless and until Shares are in fact issued to such person in connection with such Award.
     13.3 WITHHOLDING. The Company or any Affiliate shall have the authority and the right to deduct or withhold, or require a Participant to remit to the Company, an amount sufficient to satisfy federal, state, and local taxes (including the Participant’s FICA obligation) required by law to be withheld with respect to any exercise, lapse of restriction or other taxable event arising as a result of the Plan. If Shares are surrendered to the Company to satisfy withholding obligations in excess of the minimum withholding obligation, such Shares must have been held by the Participant as fully vested shares for such period of time, if any, as necessary to avoid variable accounting for the Award. With respect to withholding required upon any taxable event under the Plan, the Committee may, at the time the Award is granted or thereafter, require or permit that any such withholding requirement be satisfied, in whole or in part, by withholding from the Award Shares having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee may establish.
     13.4 NO RIGHT TO CONTINUED SERVICE. Nothing in the Plan, any Award Certificate or any other document or statement made with respect to the Plan, shall interfere with or limit in any way the right of the Company or any Affiliate to terminate any Participant’s employment or status as an officer, director or consultant at any time, nor confer upon any Participant any right to continue as an employee, officer, director or consultant of the Company or any Affiliate, whether for the duration of a Participant’s Award or otherwise.
     13.5 UNFUNDED STATUS OF AWARDS. The Plan is intended to be an “unfunded” plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award Certificate shall give the Participant any rights that are greater than those of a general creditor of the Company or any Affiliate. The Plan is not intended to be subject to ERISA.
     13.6 RELATIONSHIP TO OTHER BENEFITS. No payment under the Plan shall be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or benefit plan of the Company or any Affiliate, unless provided otherwise in such other plan.
     13.7 EXPENSES. The Company and its Affiliates shall bear the expenses of administering the Plan.
     13.8 TITLES AND HEADINGS. The titles and headings of the Sections in the Plan are for convenience of reference only, and in the event of any conflict, the text of the Plan, rather than such titles or headings, shall control.
     13.9 GENDER AND NUMBER. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.
     13.10 FRACTIONAL SHARES. No fractional Shares shall be issued under this Plan; the Committee shall determine, in its discretion, whether cash shall be given in lieu of fractional Shares or whether such fractional Shares shall be eliminated by rounding up or down.
13.11 GOVERNMENT AND OTHER REGULATIONS.
(a)	Notwithstanding any other provision of the Plan, no Participant who acquires Shares pursuant to the Plan may, during any period of time that such Participant is an affiliate of the Company (within the meaning of the rules and regulations of the Securities and Exchange Commission under the 1933 Act), sell such Shares, unless such offer and sale is made (i) pursuant to an effective registration statement under the 1933 Act, which is current and includes the Shares to be sold, or (ii) pursuant to an appropriate exemption from the registration requirement of the 1933 Act, such as that set forth in Rule 144 promulgated under the 1933 Act.

(b)	Notwithstanding any other provision of the Plan, if at any time the Committee shall determine that the registration, listing or qualification of the Shares covered by an Award upon any Exchange or under any federal, state or local law or practice, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the purchase or receipt of Shares thereunder, no Shares may be purchased, delivered or received pursuant to such Award unless and until such registration, listing, qualification, consent or approval shall have been effected or obtained free of any condition not acceptable to the Committee. Any Participant receiving or purchasing Shares pursuant to an Award shall make such representations and agreements and furnish such information as the Committee may request to assure compliance with the foregoing or any other applicable legal requirements. The Company shall not be required to issue or deliver any certificate or certificates for Shares under the Plan prior to the Committee’s determination that all related requirements have been fulfilled. The Company shall in no event be obligated to register any securities pursuant to the 1933 Act or applicable state law or to take any other action in order to cause the issuance and delivery of such certificates to comply with any such law, regulation or requirement.
     13.12 GOVERNING LAW. To the extent not governed by federal law, the Plan and all Award Certificates shall be construed in accordance with and governed by the laws of the Commonwealth of Massachusetts.
     13.13 ADDITIONAL PROVISIONS. Each Award Certificate may contain such other terms and conditions as the Committee may determine; provided, however, that such other terms and conditions are not inconsistent with the provisions of the Plan.

     13.14 INDEMNIFICATION. To the extent allowable under applicable law, each member of the Committee shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such member in connection with or resulting from any claim, action, suit, or proceeding to which such member may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by such member in satisfaction of judgment in such action, suit, or proceeding against him; provided he gives the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
     13.15 NO LIMITATIONS ON RIGHTS OF COMPANY. Subject to Section 13.16, the grant of any Award shall not in any way affect the right or power of the Company to make adjustments, reclassifications or changes in its capital or business structure or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets. The Plan shall not restrict the authority of the Company, for proper corporate purposes, to draft or assume awards, other than under the Plan, to or with respect to any person. If the Committee so directs, the Company may issue or transfer Shares to an Affiliate, for such lawful consideration as the Committee may specify, upon the condition or understanding that the Affiliate will transfer such Shares to a Participant in accordance with the terms of an Award granted to such Participant and specified by the Committee pursuant to the provisions of the Plan.
     13.16 SUCCESSORS. Any obligations of the Company or an Affiliate under the Plan with respect to Awards granted hereunder, shall be binding on any successor to the Company or Affiliate, respectively, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business and/or assets of the Company or Affiliate, as applicable.

☒	PLEASE MARK VOTES	REVOCABLE PROXY
	AS IN THIS EXAMPLE	CENTRAL BANCORP, INC.
ANNUAL MEETING OF STOCKHOLDERS
JULY 31, 2006
THIS PROXY IS SOLICITED BY THE BOARD OF
DIRECTORS
The undersigned hereby appoints Gregory W. Boulos and Albert J. Mercuri, Jr., with full powers of substitution to act, as attorneys and proxies for the undersigned, to vote all shares of Common Stock of Central Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders, to be held at the Woburn Plaza Hotel, 2 Forbes Road, Woburn, Massachusetts, on Monday, July 31, 2006, at 11:00 a.m., local time, and at any and all adjournments thereof, as follows hereon.
THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE NAMED NOMINEES AND FOR THE LISTED PROPOSAL. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY AS DETERMINED BY A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING.

		With -	For All
	For	Hold	Except

1. The election as directors of all nominees listed below (except as noted to the contrary).

Nominees:
(01) Joseph R. Doherty, (02) Richard E. Stevens and
(03) Edward F. Sweeney, Jr.
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

	For	Against	Abstain

2. The approval of the Central Bancorp, Inc. 2006 Long-Term Incentive Plan.

Mark box at right if you plan to attend the Annual Meeting.	º

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NAMED NOMINEES AND “FOR” THE LISTED PROPOSAL.
Should the undersigned be present and elect to vote at the Annual Meeting or at any adjournment thereof and after notification to the Secretary and Clerk of the Company at the Annual Meeting of the stockholder’s decision to terminate this Proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.
The undersigned acknowledges receipt from the Company prior to the execution of this Proxy of Notice of the Annual Meeting, a Proxy Statement dated June 26, 2006 and the Company’s 2006 Annual Report to Stockholders.
Please be sure to sign and date this Proxy.

Please be sure to sign and date this Proxy in the box below.	Date

Stockholder sign above	Co-holder (If any) sign above

Ÿ      Detach above card, sign, date and mail in postage-prepaid envelope provided.      Ÿ
CENTRAL BANCORP, INC.

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.
PLEASE COMPLETE, DATE, SIGN AND MAIL THIS PROXY PROMPTLY IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE.
IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.